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                                                                     EXHIBIT l.2



                         [BINGHAM MCCUTCHEN LETTERHEAD]







                                                                November 6, 2002



Vedder Price Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601

            RE:     Nuveen Quality Preferred Income Fund 2

Ladies and Gentlemen:

            We have acted as special Massachusetts counsel to Nuveen Quality Preferred Income Fund 2, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on August 27, 2002 (the "Initial Filing") as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 2 thereto to be filed with the Commission on or about November 5, 2002 (as proposed to be amended, the "Registration Statement") with respect to 4,000 shares Series T2, and 4,000 shares Series TH2 of the Fund's FundPreferred shares, with a liquidation preference of $25,000 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

            In connection with the furnishing of this opinion, we have examined the following documents:

            (a) a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

            (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;




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Vedder Price Kaufman & Kammholz
November 6, 2002
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            (c) the Fund's Statement Establishing and Fixing the Rights and
Preferences of FundPreferred shares dated October 16, 2002 (the "Statement");

            (d) a draft of an amendment to the Statement attached as Appendix A to the Statement of Additional Information included in the printer's proof referred to in (f) below (the "Amendment") (the Statement and the Amendment, together, the "Amended Statement");

            (e) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Amendment, By-Laws, and certain resolutions adopted by the Trustees of the Fund;

            (f) a conformed copy of the Initial Filing; and

            (g) a printer's proof, which we received from the printer as a .pdf file on November 5, 2002, of Pre-Effective Amendment No. 2 to the Initial Filing to be filed with the Securities and Exchange Commission (the "Amendment").

            In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

            We have assumed that the Amendment will be duly filed with the Commission in substantially the form of the printer's proof referred to in (f) above, that the Amendment will be duly completed, executed and delivered in substantially the form included in such printer's proof and in accordance with the resolutions of the Trustees attached to the certificate referred to in (d) above, and that the Amendment will be duly filed with the office of the Secretary of the Commonwealth of Massachusetts.

            This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the valid existence of the Fund, our opinion

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Vedder Price Kaufman & Kammholz
November 6, 2002
Page 3



relies entirely upon and is limited by the certificate referenced in paragraph
(a) above.

            This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply.

            We understand that all of the foregoing assumptions and limitations are acceptable to you.

            Based upon and subject to the foregoing, please be advised that it is our opinion that:

            1. The Fund is duly established and validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

            2. The Shares, when issued and sold in accordance with the Fund's Declaration, Amended Statement and By-Laws will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

            We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reliance by the Fund on this opinion, to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                                           Very truly yours,


                                                           Bingham McCutchen LLP